Exhibit 99.1

Thor Completes Paying Off Revolving Credit Facility and Announces $250 Million Share Repurchase Authorization

ELKHART, Ind.--(BUSINESS WIRE)--June 20, 2018--Thor Industries, Inc. (NYSE:THO) today announced that it has paid in full the outstanding balance on its revolving credit facility. This facility was initiated in association with the funding of the June 2016 acquisition of Jayco. The $500 million facility remains available for future borrowings by the Company through the facility maturity date of June 30, 2021. The Company further announced that its Board of Directors has authorized the repurchase of up to $250 million of the Company’s common stock over the next (2) years on the open market or in privately negotiated transactions in accordance with applicable securities laws. The repurchases, if made, will occur from time to time depending on market conditions and other factors.

“The Jayco acquisition has been a great success, delivering significant accretive value to our organization and shareholders,” said Bob Martin, Thor President and CEO. “Our execution, combined with strong earnings and cash flows following the acquisition, allowed us to pay off the debt in just two years. Further, the RV industry continues to benefit from solid economic fundamentals, as well as favorable demographic trends and lifestyle changes that are contributing to this growing marketplace. These positive factors support our belief that new consumers will continue to embrace the RV way of life and provide a pathway to continued long-term growth.

“Given the elimination of our debt, our healthy balance sheet, debt availability and historically strong cash flow, we now plan to embark on the next phase of our capital allocation strategy. We will remain primarily focused on driving organic growth in our current businesses through investments in prudent capacity additions, technology and product innovation. We also intend to continue to seek and fund selective, opportunistic and accretive global growth opportunities. Our investment criteria for growth opportunities will generally be consistent with previous strategic actions taken by the Company, including targeting acquisitions with a strong marketplace position, successful operations and strong management, which will be accretive to earnings and an overall strategic fit with Thor Industries. In addition, we believe the Company is well positioned to return value to shareholders through both this new share repurchase program and dividends. Our capital allocation strategy reflects our confidence in Thor’s current and long-term prospects and further demonstrates our ongoing commitment to enhancing shareholder value,” Martin concluded.

The newly announced share repurchase authorization does not obligate the Company to repurchase any dollar amount or number of shares of common stock. This authorization is in effect until June 19, 2020, and may be suspended or discontinued at any time.

About Thor Industries, Inc.

Thor is the sole owner of operating subsidiaries that, combined, represent the world’s largest manufacturer of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

Forward-Looking Statements

This release includes certain statements that are “forward looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations, raw material, commodity or chassis supply restrictions, the level of warranty claims incurred, legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers, or on our suppliers, the costs of compliance with governmental regulation, legal and compliance issues including those that may arise in conjunction with recent transactions, lower consumer confidence and the level of discretionary consumer spending, interest rate fluctuations, the potential impact of interest rate fluctuations on the general economy and specifically on our dealers and consumers, restrictive lending practices, management changes, the success of new and existing products and services, consumer preferences, the pace of obtaining and producing at new production facilities, the pace of acquisitions and the successful closing and financial impact thereof, the potential loss of existing customers of acquisitions, the integration of new acquisitions, our ability to retain key management personnel of acquired companies, a shortage of necessary personnel for production, the loss or reduction of sales to key dealers, the availability of delivery personnel, asset impairment charges, cost structure changes, competition, the impact of potential losses under repurchase agreements, the potential impact of the strength of the U.S. dollar on international demand, general economic, market and political conditions, changes to investment and capital allocation strategies or other facets of our strategic plan, and other risks and uncertainties including those discussed more fully in ITEM 1A of our Annual Report on Form 10-K for the year ended July 31, 2017 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ended April 30, 2018.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

CONTACT:
Thor Industries, Inc.
Bruce Byots, (574) 970-7912
Senior Director of Investor Relations